UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Investcorp US Institutional Private Credit Fund

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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☐	Fee paid previously with preliminary materials.

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Investcorp US Institutional Private Credit Fund

280 Park Avenue, 39th Floor

New York, NY 10017

(212) 257-5199

January 5, 2024

Dear Shareholder:

You are cordially invited to attend a Special Meeting of Shareholders (the “Special Meeting”) of Investcorp US Institutional Private Credit Fund (the “Company”) to be held on January 24, 2024, at 10:00 a.m., Eastern Time, at the offices of the Company, 280 Park Avenue, 39th Floor, New York, NY 10017. Only shareholders of record at the close of business on December 27, 2023, are entitled to the notice of, and to vote at, the Special Meeting, including any postponement or adjournment thereof.

Details regarding the business to be conducted are more fully described in the accompanying Notice of Special Meeting and Proxy Statement.

It is important that your shares be represented at the Special Meeting, and you are encouraged to vote your shares as soon as possible. The enclosed proxy card contains instructions for voting by returning your proxy card via mail in the envelope provided. Your vote is important.

We look forward to seeing you at the Special Meeting.

Sincerely yours,

Michael C. Mauer

Chairman of the Board

and Chief Executive Officer

Investcorp US Institutional Private Credit Fund

280 Park Avenue, 39th Floor

New York, NY 10017

(212) 257-5199

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD January 24, 2024

To the Shareholders of Investcorp US Institutional Private Credit Fund:

The Special Meeting of Shareholders (the “Special Meeting”) of Investcorp US Institutional Private Credit Fund, a Delaware statutory trust (the “Company”), will be held at the offices of the Company, 280 Park Avenue, 39th Floor, New York, NY 10017 on January 24, 2024, at 10:00 a.m., Eastern Time, for the following purposes:

1.

To vote on a proposal authorizing the Company’s Board of Trustees (the “Board”) to withdraw the Company’s election to be regulated as a business development company under the Investment Company Act of 1940, as amended; and

2.	To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

THE BOARD, INCLUDING THE INDEPENDENT TRUSTEES, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL TO WITHDRAW THE COMPANY’S ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY.

You have the right to receive notice of and to vote at the Special Meeting if you were a shareholder of record at the close of business on December 27, 2023. Whether or not you expect to be present at the Special Meeting, please sign the enclosed proxy and return it promptly in the self-addressed envelope provided. Instructions are shown on the proxy card. In the event there are not sufficient votes for a quorum or to approve any of the foregoing proposals at the time of the Special Meeting, the Special Meeting may be adjourned in order to permit further solicitation of the proxies by the Company.

If you have questions about the proposals or would like additional copies of the proxy statement, please contact us at Investcorp US Institutional Private Credit Fund, 280 Park Avenue, 39th Floor, New York, NY 10017, Attn.: Rocco DelGuercio or by telephone at (646) 690-5081.

By Order of the Board,

Rocco DelGuercio

Secretary

New York, New York

January 5, 2024

This is an important meeting. To ensure proper representation at the Special Meeting, please complete, sign, date and return the proxy card in the enclosed, self-addressed envelope. Even if you vote your shares prior to the Special Meeting, you still may attend the Special Meeting and vote your shares in person.

Investcorp US Institutional Private Credit Fund

280 Park Avenue, 39th Floor

New York, NY 10017

(212) 257-5199

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

GENERAL

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board of Trustees” or “Board”) of Investcorp US Institutional Private Credit Fund, a Delaware statutory trust (the “Company,” “we,” “us” or “our”), for use at the Company’s Special Meeting of Shareholders (the “Special Meeting”) to be held on January 24, 2024, at 10:00 a.m. Eastern Time, at the offices of the Company, 280 Park Avenue, 39th Floor, New York, NY 10017 and at any postponements or adjournments thereof. This proxy statement, the accompanying proxy card and the accompanying proxy materials, are first being sent to shareholders on or about January 5, 2024.

We encourage you to vote your shares, either by voting in person at the Special Meeting or by granting a proxy (i.e., authorizing someone to vote your shares). If you properly sign and date the accompanying proxy card, and the Company receives it in time for the Special Meeting, the persons named as proxies will vote the shares registered directly in your name in the manner that you specified.

SPECIAL MEETING INFORMATION

Date and Location

We will hold the Special Meeting on January 24, 2024, at 10:00 a.m. Eastern Time, at the offices of the Company, 280 Park Avenue, 39th Floor, New York, NY 10017.

Admission

Only record or beneficial owners of the Company’s common shares of beneficial interest (the “Shares”) as of the close of business on December 27, 2023, or their proxies may attend the Special Meeting.

Purpose of the Special Meeting

At the Special Meeting, you will be asked to vote on the following proposals:

1.

A proposal authorizing the Company’s Board of Trustees to withdraw its election to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended (the “1940 Act”); and

2.	To transact such other business as may properly come before the Special Meeting, or any postponement or adjournment thereof.

VOTING INFORMATION

Record Date and Quorum Required

The record date of the Special Meeting is the close of business on December 27, 2023 (the “Record Date”). You may cast one vote for each Share that you own as of the Record Date.

A quorum of shareholders must be present for any business to be conducted at the Special Meeting. The presence at the Special Meeting, in person or by proxy, of one-third of the Shares outstanding shall constitute a quorum at such meeting of the shareholders for purposes of conducting business on such matter. Abstentions will be treated as Shares present for quorum purposes. On the Record Date, there were 2,522,659 Shares outstanding and entitled to vote. Thus, 840,887 Shares must be represented by shareholders present at the Special Meeting or by proxy to have a quorum.

If a quorum is not present at the Special Meeting, the shareholders who are represented may adjourn the Special Meeting until a quorum is present. The persons named as proxies will vote those proxies for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit further solicitation of proxies.

Authorizing a Proxy for Shares Held in Your Name

If you are a record holder of Shares, you may authorize a proxy to vote on your behalf by mail, as described on the enclosed proxy card. Authorizing a proxy will not limit your right to vote in person at the Special Meeting. A properly completed, executed and submitted proxy will be voted in accordance with your instructions, unless you subsequently revoke the proxy. If you authorize a proxy without indicating your voting instructions, the proxyholder will vote your Shares according to the Board’s recommendations.

Revoking Your Proxy

If you are a shareholder of record, you can revoke your proxy by (1) delivering a written revocation notice prior to the Special Meeting to our Secretary, Rocco DelGuercio, at 280 Park Avenue, 39th Floor, New York, NY 10017; (2) delivering a later-dated proxy that we receive no later than the opening of the polls at the meeting; or (3) voting in person at the meeting. Attending the Special Meeting does not revoke your proxy unless you also vote in person at the Special Meeting. Shareholders have no appraisal or dissenters’ rights in connection with any of the proposals described herein.

Vote Required

Proposal	Vote Required	Broker Discretionary Voting Allowed	Effect of Abstentions and Broker Non-Votes
Proposal 1 — To vote on a proposal authorizing the Company’s Board of Trustees to withdraw the Company’s election to be regulated as a BDC under the 1940 Act.	Affirmative vote of “a majority of the outstanding voting securities.” For this purpose, the 1940 Act defines “a majority of the outstanding voting securities” as (a) 67% or more of the Shares present or represented by proxy at the Special Meeting if the holders of more than 50% of the outstanding Shares are present or represented by proxy, or (b) 50% of the outstanding Shares, whichever is less.	No	Abstentions will have the effect of a vote against the proposal.

INFORMATION REGARDING THIS SOLICITATION

The Company will bear the expense of the solicitation of proxies for the Special Meeting, including the cost of preparing, printing, and mailing this proxy statement, the accompanying Notice of Special Meeting of Shareholders, and the proxy card. The Company anticipates expenses related to the solicitation of proxies for the Special Meeting to be approximately $1,000.

In addition to the solicitation of proxies by the use of the mail, proxies may be solicited in person and by telephone or facsimile transmission by trustees, officers or regular employees of the Company or CM Investment Partners LLC (our “Adviser”) (for which no trustee, officer or regular employee will receive any additional or special compensation). The address of our Adviser is 280 Park Avenue, 39th Floor, New York, NY 10017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information with respect to our Shares owned, as of the Record Date, by our trustees and executive officers, both individually and as a group, and by each person known to us to beneficially own 5% or more of our Shares. With respect to persons known to us to beneficially own 5% or more of our Shares, we base such knowledge on beneficial ownership filings made by the holders with the SEC and other information known to us. Other than as set forth in the table below, none of our trustees or executive officers are deemed to beneficially own our Shares. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities.

We did not have any outstanding options or warrants to purchase Shares as of the Record Date. Percentage of beneficial ownership is based on 2,522,659 outstanding Shares as of the Record Date. Unless otherwise indicated by footnote, the business address of each person listed below is 280 Park Avenue, 39th Floor, New York, New York.

Name and Address of Beneficial Owner	Number of Shares Owned Beneficially(1)	Percentage of Class
Interested Trustee
Michael C. Mauer	—	—
Independent Trustees
Julie Persily	—	—
Joseph Wilson Jr.	—	—
Executive Officers
Suhail A. Shaikh	—	—
Rocco DelGuercio	—	—
Executive officers and trustees as a group	—	—
5% Holders
American Fidelity Assurance Company	756,811	30.1%
Delaware Life Insurance Company	252,270	10.0%
Ibexis Life & Annuity Insurance Company	1,256,307	49.9%
Clear Spring Life and Annuity Company	252,270	10.0%

(1)

Beneficial ownership in this column has been determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Except as otherwise noted, each beneficial owner of more than five percent of the Company’s Shares and each trustee and executive officer has sole voting and/or investment power over the Shares reported.

PROPOSAL 1: APPROVAL TO AUTHORIZE THE BOARD TO WITHDRAW THE COMPANY’S ELECTION TO BE REGULATED AS A BUSINESS DEVELOPMENT COMPANY UNDER THE INVESTMENT COMPANY ACT OF 1940

Background

We have operated as a closed-end, non-diversified management investment company that has elected to be treated as a BDC under the 1940 Act since January 18, 2023.

After careful deliberation about the Company’s operations and resources, the Board of Trustees, including each of the trustees who are not “interested persons” of the Company (as defined in the 1940 Act) (the “Independent Trustees”), unanimously approved the proposal to seek shareholder approval to authorize the Company to withdraw its election to be regulated as a BDC under the 1940 Act. In making its determination, the Board of Trustees considered the regulatory and compliance-related efforts and other factors described below and determined that it is in the Company’s best interest to withdraw its election to be regulated as a BDC.

In addition, the Board of Trustees has approved and declared it advisable for the Company to terminate its registration under Section 12(g) of the Exchange Act.

For a further discussion of the consequences of ceasing to be a BDC under the 1940 Act and a reporting company under the Exchange Act, please see “Risks Associated with the Withdrawal of BDC Election and Termination of Exchange Act Reporting” below.

Board Considerations with respect to the Withdrawal of BDC Election

Our Board of Trustees has determined that the withdrawal of the Company’s election to be regulated as a BDC will significantly reduce the Company’s regulatory and compliance costs required under the 1940 Act and the Exchange Act. The Board of Trustees also considered the impact the withdrawal of the Company’s BDC election would have on its U.S. federal income tax status.

Lower Regulatory and Compliance Costs. The Company anticipates it will significantly lower its overall regulatory and compliance-related costs as a percentage of its assets, given the elimination of costs associated with its compliance with the 1940 Act and the Exchange Act, following the withdrawal of its election to be regulated as a BDC. Given the Company’s relatively small size (it had net assets of approximately $49 million as of September 30, 2023) and shareholder base (it had four beneficial owners of its Shares as of the Record Date), the elimination of these regulatory and compliance costs could have a significant positive impact on the returns to be achieved by its shareholders on their investment in the Shares.

Tax. The Board of Trustees also considered potential tax consequences to the Company if it were to withdraw its election to be regulated as a BDC under the 1940 Act. BDCs generally have the ability to elect to be treated for tax purposes as a regulated investment company (“RIC”) under the Internal Revenue Code of 1986 (the “Code”) and be exempt from corporate-level income tax if they meet certain income distribution and asset diversification tests set out in Subchapter M of the Code. The Company has historically been treated as a RIC under the Code. If the Company withdraws its election to be regulated as a BDC, it will be ineligible to elect to be taxed as a RIC. However, prior to the Company’s withdrawal of its election to be regulated as a BDC, it intends to take any necessary steps to be taxed as a partnership rather than a corporation for U.S. federal income tax purposes and therefore be eligible for pass-through taxation.

Risks Associated with the Withdrawal of BDC Election and Termination of Exchange Act Reporting

The Board of Trustees considered the risks associated with the withdrawal of the Company’s election to be regulated as a BDC under the 1940 Act, including that certain shareholder protections under the 1940 Act would no longer apply. Specifically, the Company’s shareholders would no longer have the following protections of the 1940 Act:

•	we would no longer be subject to the requirement that we maintain a ratio of assets to senior securities of at least 150%;

•

we would no longer be prohibited by the 1940 Act from protecting any trustee or officer against any liability to us or our shareholders arising from willful malfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of that person’s office, but we will continue to be prohibited from protecting any trustee or officer against liability for any act or omission that constitutes a bad faith violation of the implied contractual covenant of good faith and fair dealing pursuant to Section 3806(e) of the Delaware Statutory Trust Act;

•	we would no longer be required to provide and maintain an investment company blanket bond issued by a reputable fidelity insurance company to protect us against larceny and embezzlement;

•

we will no longer be required to comply with Section 56 of the 1940 Act by ensuring that a majority of the trustees are persons who are not “interested persons,” as that term is defined in Section 2(a)(19) of the 1940 Act;

•	we would no longer be subject to provisions of the 1940 Act regulating transactions between BDCs and certain affiliates;

•	we would no longer be subject to provisions of the 1940 Act restricting our ability to issue shares below net asset value or in exchange for services;

•

we would no longer be subject to the provisions of the 1940 Act limiting our ability to grant share-based compensation to officers, trustees and employees or to provide a profit sharing program for them; and

•	we would no longer be subject to the other protective provisions set out in Sections 55 through 64 of the 1940 Act and the rules and regulations promulgated under those sections.

In addition, because of the Company’s small shareholder base, it is permitted to terminate its registration under Section 12(g) of the Exchange Act in accordance with Rule 12g-4 under the Exchange Act. As a result, after withdrawal of our election to be regulated as a BDC, we intend to terminate our registration under Section 12(g) of the Exchange Act in order to further lower our ongoing regulatory and compliance costs. As a result, we will no longer be required to file periodic reports on Form 10-K, Form 10-Q, Form 8-K, proxy statements and other reports required under the Exchange Act. The Company also intends to send audited reports within 120 days of the end of its fiscal year to its shareholders.

Anticipated Timeline

If this proposal is approved by shareholders, the withdrawal will become effective upon receipt by the SEC of our Form N-54C filing. The final decision to file the Form N-54C and withdraw from regulation as a BDC will be made by the Board of Trustees following the approval of our shareholders based on such factors deemed appropriate by the Board of Trustees, including whether the Company has taken the steps necessary to be taxed as a partnership for U.S. federal income tax purposes following the withdrawal of its election to be regulated as a BDC.

After the Form N-54C is filed with the SEC, we will no longer be subject to the regulatory provisions of the 1940 Act and the Exchange Act applicable to BDCs.

Required Vote

Under the 1940 Act, approval of the withdrawal of our election to be regulated as a BDC requires an affirmative vote of a majority of all of the Company’s outstanding voting securities. For purposes of this proposal, a “majority” of the outstanding voting securities, as defined in the 1940 Act, means the vote of (i) 67% or more of the Shares present at the Special Meeting, if the holders of 50% or more of our outstanding Shares are present or represented by proxy or (ii) more than 50% of our outstanding Shares, whichever is less. Abstentions will be considered a vote against this proposal.

Our 1940 Act Status After Withdrawal of BDC Election

A company that meets the definition of an “investment company” under the 1940 Act, in the absence of an exception or exemption from the definition, must either register with the SEC as an investment company or elect BDC status. The Company filed an election to be regulated as a BDC under the 1940 Act given its expectation that it would raise capital from more than 100 investors and that not all of such investors would satisfy the applicable investor qualification requirements to enable it to fall within an exception from the definition of an “investment company” under the 1940 Act. However, the Company’s initial expectation turned out not to be the case. In this regard, as of the date of this proxy statement, the Company falls within the exception from the definition of an “investment company” provided under Section 3(c)(7) as an issuer whose outstanding securities are owned exclusively by persons who, at the time of acquisition of such securities, are qualified purchasers and which does not presently propose to make a public offering of its securities. The Company would be required to monitor its continued compliance with the exception provided under Section 3(c)(7) of the 1940 Act.

Recommendation of the Board of Trustees

THE BOARD RECOMMENDS THAT EACH SHAREHOLDER VOTE “FOR” THE PROPOSAL TO AUTHORIZE THE COMPANY TO WITHDRAW ITS ELECTION TO BE REGULATED AS A BDC.

OTHER BUSINESS

We are not aware of any business to be acted upon at the Special Meeting other than that which is set forth in this proxy statement. In the event that any other business requiring the vote of shareholders is properly presented at the Special Meeting, the holders of the proxies will vote your Shares in accordance with their best judgment.

We believe that communications between our Board, our shareholders and other interested parties are an important part of our corporate governance process. Shareholders with questions about the Company are encouraged to contact the Company’s Investor Relations department at (646) 690-5081. However, if shareholders believe that their questions have not been addressed, they may communicate with the Company’s Board by sending their communications to Investcorp US Institutional Private Credit Fund, 280 Park Avenue, 39th Floor, New York, NY 10017, Attn.: Board of Trustees or to icmbcompliance@investcorp.com. All shareholder communications received in this manner will be delivered to one or more members of the Board.

All communications involving accounting, internal accounting controls and auditing matters, possible violations of, or non-compliance with, applicable legal and regulatory requirements or policies, or retaliatory acts against anyone who makes such a complaint or assists in the investigation of such a complaint, will be referred to our Audit Committee.

The acceptance and forwarding of a communication to any trustee does not imply that the trustee owes or assumes any fiduciary duty to the person submitting the communication, all such duties being only as prescribed by applicable law.

FORM 10-K

We filed an Annual Report on Form 10-K for the year ended June 30, 2023 with the SEC on September 21, 2023 and the most recent Quarterly Report on Form 10-Q for the period ended September 30, 2023 with the SEC on November 13, 2023. Shareholders may obtain a copy of these reports, without charge, by contacting us at Investcorp US Institutional Private Credit Fund, 280 Park Avenue, 39th Floor, New York, NY 10017, Attn.: Rocco DelGuercio or by telephone at (646) 690-5081.

SUBMISSION OF SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for inclusion in our proxy statement for the Special Meeting, the written proposal must be received by the Company a reasonable time prior to the date that proxy materials are mailed to shareholders. Such proposal will also need to comply with the SEC regulations regarding the inclusion of shareholder proposals in our proxy materials, including SEC Rule 14a-8, or the provisions of our bylaws, as applicable.

By Order of the Board,

Michael C. Mauer

Chairman of the Board and Chief Executive Officer

New York, New York

January 5, 2024

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN. PLEASE CAST YOUR PROXY VOTE TODAY!

PROXY CARD

Investcorp US Institutional Private Credit Fund

PROXY FOR A SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON JANUARY 24, 2024

The undersigned, revoking prior proxies, hereby appoints Suhail A. Shaikh and Rocco DelGuercio, and each of them, as attorneys-in-fact and proxies of the undersigned, granted in connection with the voting of the shares subject hereto with full power of substitution, to vote shares held in the name of the undersigned on the record date at the Special Meeting of Shareholders of Investcorp US Institutional Private Credit Fund (the “Company”) to be held at 10:00 a.m. Eastern Time on January 24, 2024, at the offices of the Company, 280 Park Avenue, 39th Floor, New York, NY 10017 or at any adjournment or postponement thereof.

This proxy is solicited on behalf of the Company, and the Proposal (set forth on the reverse side of this proxy card) has been unanimously approved by the Board of Trustees and recommended for approval by shareholders.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Trustee’s recommendation.

Questions? If you have any questions about how to vote your proxy or about the Special Meeting in general, please contact us at Investcorp US Institutional Private Credit Fund, 280 Park Avenue, 39th Floor, New York, NY 10017, Attn.: Rocco DelGuercio or by telephone at (646) 690-5081.

Investcorp US Institutional Private Credit Fund	PROXY CARD

YOUR SIGNATURE IS REQUIRED FOR YOUR VOTE TO BE COUNTED. The signer acknowledges receipt with this Proxy Statement of the Company. Your signature on this should be exactly as your name appears on this Proxy (reverse side). Attorneys-in-fact, executors, administrators, trustees or guardians should indicate the full title and capacity in which they are signing.

SIGNATURE (AND TITLE IF APPLICABLE)	DATE

SIGNATURE (IF HELD JOINTLY)	DATE

The Board of Trustees recommends that you vote FOR the following proposal.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

Proposal I - To approve the authorization of the Company’s Board of Trustees to withdraw the Company’s election to be regulated as a business development company under the Investment Company Act of 1940, as amended.

FOR ○ AGAINST ○ ABSTAIN ○

To transact such other business as may properly come before the meeting, or any postponement or adjournment thereof.

THANK YOU FOR VOTING